Exhibit_10.7

RTI SURGICAL HOLDINGS, INC.

STAND ALONE RESTRICTED STOCK AGREEMENT

FOR

TERRY M. RICH

1.Award of Restricted Stock.  RTI SURGICAL HOLDINGS, INC., a Delaware corporation (the “Company”) hereby grants, as of November 29, 2019 (the “Date of Grant”), as an inducement to accept an offer of employment, to Terry M. Rich (the “Recipient”), a number of restricted shares of the Company’s common stock (the “Shares”) (rounded to the nearest whole number) equal to (x) $262,500 divided by (y) the volume weighted average price per share of the Company’s common stock on the Nasdaq Stock Market for the thirty days ending on the closing of the market on the Date of Grant, as set forth on Schedule 4 attached to this Agreement (collectively the “Restricted Stock”).    As a condition to entering into this Agreement, and as a condition to the issuance of any Shares (or any other securities of the Company), the Recipient agrees to be bound by all of the terms and conditions herein.  Unless otherwise provided herein, terms used herein that are defined in the Employment Agreement between the Company and the Recipient, dated November 25, 2019 (the “Employment Agreement”) and not defined herein shall have the meanings attributable thereto in the Employment Agreement.

2.Vesting of Restricted Stock.

(a)General Vesting.  The shares of Restricted Stock shall become vested in the following amounts, at the following times and upon the following conditions, provided that, except as otherwise provided in the Employment Agreement, the  Recipient’s service to the Company continues through and on the applicable Vesting Date:

Number of Shares of Restricted Stock	Vesting Date
0	Prior to the first anniversary of the Date of Grant.
1/3 of the Restricted Stock	First anniversary of the Date of Grant.
1/8 of the Restricted Stock	Quarterly beginning on the fifteenth month following the Date of Grant.

Except as otherwise provided in Sections 2(b), 2(c) and 4 hereof or the terms of the Employment Agreement, there shall be no proportionate or partial vesting of shares of Restricted Stock in or during the months, days or periods prior to each Vesting Date, and all vesting of shares of Restricted Stock shall occur only on the applicable Vesting Date.

(b)Acceleration of Vesting Upon Change in Control.  In the event that a Change in Control of the Company occurs during the Recipient’s service to the Company, the shares of Restricted Stock subject to this Agreement shall become immediately vested as of the date of the Change in Control.  Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes another award for this Restricted Stock award, then the vesting of the Restricted Stock shall not be accelerated as described in this paragraph (b).  For purposes of this paragraph, the Restricted Stock shall be considered assumed or substituted for if following the Change in Control the award confers the right to receive, for each Share subject to the Restricted Stock award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Restricted Stock immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the vesting of the Restricted Stock shall be solely common stock of the successor company or its parent or subsidiary substantially equal in the fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(c)Acceleration of Vesting at Company Discretion.  Notwithstanding any other term or provision of this Agreement, the Board or the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Recipient and of the Company, to accelerate the vesting of any shares of Restricted Stock under this Agreement, at such times and upon such terms and conditions as the Board or the Committee shall deem advisable.

(d)Definitions.  For purposes of this Agreement, the following terms shall have the meanings indicated:

(i)“Committee” means the Compensation Committee of the Board of Directors of the Company.

(ii)“Non-Vested Shares” means any portion of the Restricted Stock subject to this Agreement that has not become vested pursuant to this Section 2.

(iii)“Vested Shares” means any portion of the Restricted Stock subject to this Agreement that is and has become vested pursuant to this Section 2.

3.Delivery of Restricted Stock.

(a)Issuance of Stock Certificates and Legends.  One or more stock certificates evidencing the Restricted Stock shall be issued in the name of the Recipient but shall be held and retained by the Records Administrator of the Company until the date (the “Applicable Date”) on which the shares (or a portion thereof) subject to this Restricted Stock award become Vested Shares pursuant to Section 2 hereof, subject to the provisions of Section 4 hereof.  All such stock certificates shall bear the following legends, along with such other legends that the Board or the Committee shall deem necessary and appropriate or which are otherwise required or indicated pursuant to any applicable stockholders agreement:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SUBSTANTIAL VESTING AND OTHER RESTRICTIONS AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES, AND INCLUDE VESTING CONDITIONS WHICH MAY RESULT IN THE COMPLETE FORFEITURE OF THE SHARES.

(b)Stock Powers.  The Recipient shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing shares of Restricted Stock until such shares become Vested Shares, on a form attached hereto as Schedule 2.  If the Recipient shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, the Recipient hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company.  In addition, the Company may require the spouse of the Recipient, if any, to execute and deliver to the Company the Consent of Spouse in the form attached hereto as Schedule 3.

(c)Delivery of Stock Certificates.  On or after each Applicable Date, upon written request to the Company by the Recipient, the Company shall promptly cause a new certificate or certificates to be issued for and with respect to all shares that become Vested Shares on that Applicable Date, which certificate(s) shall be delivered to the Recipient as soon as administratively practicable after the date of receipt by the Company of the Recipient’s written request.  The new certificate or certificates shall continue to bear those legends and endorsements that the Company shall deem necessary or appropriate (including those relating to restrictions on transferability and/or obligations and restrictions under  applicable state and federal securities laws).

4.Forfeiture of Non-Vested Shares.  Except as provided in the Employment Agreement, if the Recipient’s service with the Company and Company-related entities is terminated other than:  (a) by Recipient without “Good Reason” (as defined in the Employment Agreement) before December 1, 2022 or (b) by the Company with “Cause” (as defined in the Employment Agreement)

any Non-Vested Shares of Restricted Stock shall be forfeited immediately and revert back to the Company without any payment to the Recipient.  If the Recipient breaches any of the Restrictive Covenants in the Employment Agreement, all Non-Vested Shares (and upon written demand by the Company, in its sole and absolute discretion, any Vested Shares) shall be forfeited immediately upon such breach and revert or be transferred by the Recipient back to the Company without any payment to the Recipient.

The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Recipient’s forfeiture of Shares pursuant to this Section 4.

For the avoidance of doubt, any termination by Recipient with “Good Reason” or by the Company without “Cause” prior to December 1, 2022, shall result in the acceleration of vesting of any shares of Restricted Stock under this Agreement.

5.Rights with Respect to Restricted Stock.

(a)General.  Except as otherwise provided in this Agreement, the Recipient shall have, with respect to all of the shares of Restricted Stock, whether Vested Shares or Non-Vested Shares, all of the rights of a holder of shares of common stock of the Company, including without limitation (i) the right to vote such Restricted Stock, (ii) the right to receive dividends, if any, as may be declared on the Restricted Stock from time to time, and (iii) the rights available to all holders of shares of common stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split‑up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement (including without limitation conditions under which all such rights shall be forfeited).  Any Shares issued to the Recipient as a dividend with respect to shares of Restricted Stock shall have the same status and bear the same legend as the shares of Restricted Stock and shall be held by the Company, if the shares of Restricted Stock that such dividend is attributed to is being so held, unless otherwise determined by the Committee.  In addition, notwithstanding any provision to the contrary herein, any cash dividends declared with respect to shares of Restricted Stock subject to this Agreement shall be held in escrow by the Committee until such time as the shares of Restricted Stock that such cash dividends are attributed to shall become Vested Shares, and in the event that such shares of Restricted Stock are subsequently forfeited, the cash dividends attributable to such portion shall be forfeited as well.

(b)Adjustments to Shares.  If at any time while this Agreement is in effect (or Shares granted hereunder shall be or remain unvested while Recipient’s service with the Company continues and has not yet terminated or ceased for any reason), there shall be any increase or decrease in the number of issued and outstanding Shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such Shares, then and in that event, the Board or the Committee shall make any adjustments it deems fair and appropriate, in view of such change, in the number of shares of Restricted Stock then subject to this Agreement.  If any such adjustment shall result in a fractional Share, such fraction shall be disregarded.

(c)No Restrictions on Certain Transactions.  Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Stock awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Stock includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

6.Transferability.  Unless otherwise determined by the Committee, the shares of Restricted Stock are not transferable unless and until they become Vested Shares in accordance with this Agreement, other than by will or under the applicable laws of descent and distribution.  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient.  Except as otherwise permitted pursuant to the first sentence of this Section, any attempt to effect a Transfer of any shares of Restricted Stock prior to the date on which the shares become Vested Shares shall be void ab initio.  For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

7.Tax Matters; Section 83(b) Election.

(a)Section 83(b) Election.  If the Recipient properly elects, within thirty (30) days of the Date of Grant, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the Date of Grant) of the Restricted Stock pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), a form of which is attached hereto as Schedule 1, the Recipient shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local income taxes required to be withheld with respect to the Restricted Stock.  If the Recipient shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be issued to the Recipient under this Agreement) otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(b)No Section 83(b) Election.  If the Recipient does not properly make the election described in paragraph 7(a) above, the Recipient shall, no later than the date or dates as of which the restrictions referred to in this Agreement hereof shall lapse, pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock (including without limitation the vesting thereof), and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be distributed to the Recipient under this Agreement) otherwise due to Recipient any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(c)Recipient’s Responsibilities for Tax Consequences.  Tax consequences on the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Recipient.  The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and the Recipient’s filing, withholding and payment (or tax liability) obligations.

8.Clawback.

(a)The Company may: (x) cause the cancellation of the Restricted Stock; (y) require reimbursement with respect to the Restricted Stock; and (z) effect any other right of recoupment of equity or other compensation provided under this Agreement or otherwise in accordance with any Company policies generally applicable to the Company’s officers and/or directors that currently exist or that may from time to time be adopted or modified in the future by the Company  to the extent required to comply with applicable law (each, a “Clawback Policy”), provided that the following conditions are satisfied: (1) there is an accounting restatement of the Company’s financial statements or results; and (2) the restatement results from a noncompliance by the Company with any requirements under or related to the federal securities laws that is material, injurious to the Company or was the result of actions with bad intent.  In such an event, the clawback will be in an amount of up to the total economic gain from any stock-based grants within the five-year period preceding the restatement.  By accepting the Restricted Stock, the Recipient agrees to be bound to any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company, as required to comply with applicable laws or stock exchange requirements, and is further agreeing that all of the Recipient’s equity awards may be unilaterally amended by the Company, without the Recipient’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy to the extent required to comply with applicable laws or stock exchange requirements.

(b)If the Recipient, without the consent of the Company, while employed by or providing services to the Company or after termination of such employment or service:  (i) violates a non-competition, non-solicitation or non-disclosure covenant or agreement or (ii) violates the Company’s Corporate Governance Guidelines, Code of Conduct and Ethics, Code of Ethics for the Chief Executive Officer and Senior Financial Officer or any other corporate governance materials specified by the SEC or exchange on which common stock of the Company is listed, then, if, but only if, the violation set forth in (i) or (ii) above is both material and materially injurious to the Company:  (1) any outstanding, unvested or vested (but only if vesting occurs within nine months of date of the violation), unearned or earned (but only if earned within nine months of the date of the violation) portion of the Restricted Stock may, at the Committee’s discretion, be canceled and (2) the Committee, in its discretion, may require the Recipient or other person to whom any payment has been made or shares or other property have been transferred in connection with the Restricted Stock to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the sale of any Restricted Stock.  For the avoidance of doubt, this Section 8(b) clawback is only intended for material violations that are materially injurious to the Company and that are volitional or grossly negligent in nature.

9.Amendment, Modification & Assignment; Non-Transferability. This Agreement may only be modified or amended in a writing signed by the parties hereto.  No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement.  Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Recipient’s rights hereunder) may not be assigned, and the obligations of Recipient hereunder may not be delegated, in whole or in part.  The rights and obligations created hereunder shall be binding on the Recipient and his heirs and legal representatives and on the successors and assigns of the Company.

10.Complete Agreement.  This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

11.Miscellaneous.

(a)No Right to (Continued) Employment or Service.  This Agreement and the grant of Restricted Stock hereunder shall not confer, or be construed to confer, upon the Recipient any right to employment or service, or continued employment or service, with the Company or any Company-related entity.

(b)No Limit on Other Compensation Arrangements.  Nothing contained in this Agreement shall preclude the Company or any Company-related entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c)Severability.  If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Restricted Stock hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d)No Trust or Fund Created.  Neither this Agreement nor the grant of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Company-related entity and the Recipient or any other person.  To the extent that the Recipient or any other person acquires a right to receive payments from the Company or any Company-related entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)Law Governing.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

(f)Interpretation.  The Recipient accepts the Restricted Stock subject to all of the terms, provisions and restrictions of this Agreement and the Employment Agreement.  The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement or the related provisions of the Employment Agreement.

(g)Headings.  Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference.  Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(h)Notices.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 520 Lake Cook Road, Suite 315, Deerfield, Illinois 60015, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(i)Non-Waiver of Breach.  The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(j)Counterparts.  This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 29th day of November, 2019.

COMPANY:
RTI SURGICAL HOLDINGS, INC.

By:
	Name:	Camille I. Farhat
	Title:	President and Chief Executive Officer

Agreed and Accepted:

RECIPIENT:

By:
Terry M. Rich

SCHEDULE 1

ELECTION UNDER SECTION 83(b)

OF THE U.S. INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with his or her receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

Name:
Spouse:
Taxpayer I.D. No.:
Address:

Tax Year:

2.The property with respect to which the election is made is described as follows: __________________ (________) shares of the common stock (“Common Shares”) of RTI Surgical Holdings, Inc. (the “Company”).

3. The date on which the property was transferred is ______________, 20__.

4. The property is subject to the following restrictions:

The Common Shares are required to be returned to the Company in the event that the undersigned ceases to perform services for the Company through certain dates specified in the Restricted Stock Agreement between me and the Company dated as of November 29, 2019.  This right lapses with regard to a portion of the Common Shares based on my Continuous Service as an Employee, Consultant or Director over time.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:        $______________________.

6. The amount (if any) paid for such property is: None.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property.  The transferee of such property is the person performing the services in connection with the transfer of said property.  The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:	, 20
Signature of Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:	, 20
Spouse of Taxpayer

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SCHEDULE 2

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I, Terry M. Rich, hereby sell, assign and transfer unto _______________________________________(__________) shares of common stock of RTI Surgical Holdings, Inc. standing in my name of the books of said corporation represented by Certificate No. ________ herewith and do hereby irrevocably constitute and appoint _____________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Agreement between RTI Surgical Holdings, Inc. and the undersigned dated November 29, 2019.

Dated:	,

Signature:
Print Name: Terry M. Rich

INSTRUCTIONS:

Please DO NOT fill in any blanks other than the signature lines.

The purpose of this assignment is to enable the Company to receive the return of the shares of common stock as set forth in the Restricted Stock Agreement, without requiring additional signatures on the part of the Recipient.

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SCHEDULE 3

CONSENT OF SPOUSE

I, ____________________, spouse of Terry M. Rich, have read and approve the foregoing Restricted Stock Agreement (the “Agreement”).  In consideration of the Company’s grant to my spouse of the shares of common stock of RTI Surgical Holdings, Inc. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of common stock issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state or country of our residence as of the date of the signing of the foregoing Agreement.

Dated:	, 2019

Signature of Spouse

Print Name:

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Schedule 4

Restricted Stock

Closing Price Per Share	Shares of Restricted Stock
$2.09	125,598

Initials:

RTI SURGICAL HOLDINGS, INC.:_____

RECIPIENT:_____

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